EXHIBIT 24.8

                                POWER OF ATTORNEY
                                       OF
                                  STEPHEN TIMKO

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Highwoods Properties, Inc. (the "Company"), hereby constitutes and appoints Ronald P. Gibson, Carman J. Liuzzo, Edward J. Fritsch and/or Mack D. Pridgen his true and lawful attorneys-in-fact and agents, each acting alone, with full powers to sign for me and in my name the Registration Statement on Form S-3 to register the shares and warrants of the Company, as contemplated by the Registration Rights and Lockup Agreements between the Company and the holders listed therein, dated as of October 7, 1997, and as of October 1, 1997, and generally to do all such things in my name and in my capacity as a director to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming my signature as it may be signed by my said attorneys-in-fact, or any of them, to said Registration Statement and any amendments thereto.

                                                 Signature:

Date:    January 5, 1998                          /s/ Stephen Timko
                                                 ------------------
                                                 Stephen Timko